UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2020

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

On February 27, 2020, Marin Software Incorporated (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2019. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 17, 2019, the Board of Directors of the Company (the “Board”) approved a modified performance-based cash bonus plan for 2019 (the “Modified Plan”), which applied to certain participants, including Bradley Kinnish (the Company’s then-current Chief Financial Officer) and Wister Walcott, but excluded Christopher Lien, the Company’s Chief Executive Officer (such included personnel, the “Included Personnel”).  The Board approved the Modified Plan to provide for a minimum payout percentage of 75% of each Included Personnel’s target annual bonus amount, regardless of the Company’s revenue and ending cash balance as of December 31, 2019. Mr. Lien’s eligibility for a cash bonus would be determined in accordance with the 2019 Bonus Plan, in its unmodified form. Mr. Walcott had a target cash bonus amount equal to 50% of his base salary.  Mr. Robert Bertz, the Company’s current Chief Financial Officer, has had a target cash bonus amount equal to 50% of his base salary since his appointment as Chief Financial Officer on December 5, 2019.

On February 23, 2020, the Compensation Committee of the Board (the “Committee”) approved cash bonuses for 2019 pursuant to the Modified Plan.  The Committee approved cash bonuses to Messrs. Bertz, Lien, Walcott and the other Included Personnel each in an amount equal to 75% of each person’s annual bonus target (and in the case of Mr. Bertz, a pro-rated amount for the duration of his employment as the Company’s Chief Financial Officer during 2019).  Although Messrs. Lien and Bertz were not subject to the Modified Plan providing for a minimum payout percentage of 75%, the Committee determined for retention purposes to grant cash bonuses to Messrs. Lien and Bertz at the same 75% of annual bonus target level as agreed for the Included Personnel.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Marin Software Incorporated on February 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: February 27, 2020	By:	/s/ Robert Bertz
Robert Bertz
Chief Financial Officer

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